Exhibit 10.1
INDEMNITY AGREEMENT

THIS AGREEMENT made as of the ___ day of ________, 2020.

BETWEEN:

AURINIA PHARMACEUTICALS INC.,
a company incorporated under the laws of the Province of Alberta
("Aurinia")

OF THE FIRST PART

- and -

(Fill in Name)
(the "Executive")

OF THE SECOND PART

WHEREAS:

A.    The Executive is an officer and/or director of Aurinia or any subsidiary or affiliate (as those terms are defined in the Business Corporations Act (Alberta) (the "ABCA") of Aurinia or a body corporate of which Aurinia is or was a shareholder or creditor.

B.    Aurinia considers it desirable and in the best interests of Aurinia to enter into this Agreement to set out the circumstances and manner in which the Executive may be indemnified in respect of certain liabilities which the Executive may incur as a result of his acting as a director and/or officer of Aurinia or any subsidiary or affiliate (as those terms are defined in the ABCA) of Aurinia, or any other corporation in which the Executive is acting as a director or officer at the request of Aurinia and of which Aurinia is or was a shareholder or creditor;

IN WITNESS WHEREOF in consideration of the premises and the sum of ONE DOLLAR ($1.00) now paid by the Executive to Aurinia (the receipt and sufficiency of which is acknowledged by Aurinia) and in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

1.    General Indemnity

    1.1    Except in respect of an action by or on behalf of Aurinia, or any subsidiary or affiliate of Aurinia or any body corporate of which Aurinia is or was a shareholder or a creditor to procure a judgment in its favour, Aurinia agrees, to the full extent allowed by law, to indemnify and hold harmless the Executive, his heirs and legal representatives, from and against any and all costs, charges, expenses, fees, damages or liabilities (including, without limitation, legal or other professional fees), without limitation, and whether incurred alone or jointly with others, which the Executive may suffer, sustain, incur or be required or ordered to pay arising out of or incurred in respect of any action, suit, proceeding, investigation or claim which may be brought, commenced, made, prosecuted or threatened against the Executive or any of the other directors or officers of Aurinia or which the Executive may be required to participate in or provide evidence in respect of (any of the same hereinafter being referred to as a "Claim") howsoever arising and whether arising in law, equity or under statute, regulation or governmental ordinance of any jurisdiction, for or in respect of any act, deed, matter or thing done, made, permitted or omitted by the Executive arising out of, or in connection with or incidental to the affairs of Aurinia or the exercise by the Executive of his powers or the performance of his duties as a director or officer of Aurinia or of any subsidiary or affiliate (as those terms are defined in the ABCA) of Aurinia, or a body corporate in which Aurinia is or was a shareholder or creditor (of which he is now, or in the future may become) including, without limitation, any and all costs, charges, expenses, fees, damages or liability which the Executive may suffer, sustain or incur or be required or ordered to pay in connection with investigating, initiating, defending, appealing, preparing for, providing evidence in, instructing and receiving the advice of his own or other counsel, or any amount paid to settle any claim or satisfy any judgment, fine or penalty; PROVIDED THAT the indemnity provided for herein will not be available to the extent that it is finally determined by a Court of competent jurisdiction after giving effect to any applicable appeals that in so acting the Executive was:

(a)    not acting honestly and in good faith with a view to the best interests of Aurinia or any subsidiary or affiliate of Aurinia or a body corporate in which Aurinia is or was a shareholder or creditor, as the case may be; or

(b)    in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Executive did not have reasonable grounds for believing that his conduct was lawful.

1.2    Aurinia shall indemnify the Executive, his heirs and legal representatives, in respect of an action by or on behalf of Aurinia or a subsidiary or affiliate of Aurinia or a body corporate in which Aurinia is or was a shareholder or creditor to procure a judgment in its favour, to which the Executive is made a party by reason of being or having been a director or officer of Aurinia or a subsidiary or affiliate of Aurinia, or a body corporate of which Aurinia is or was a shareholder or creditor, from and against all losses, judgments, costs, charges and expenses, including any amount paid to settle the action or satisfy any judgment, actually or reasonably incurred by him in connection with or as a result of the said action, provided that the Executive was:

(a)    acting honestly and in good faith with a view to the best interests of Aurinia or any subsidiary or affiliate of Aurinia or a body corporate in which Aurinia is or was a shareholder or creditor, as the case may be; or

(b)    in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Executive had reasonable grounds for believing that his conduct was lawful.

2.    Specific Indemnity for Statutory Obligations

Without limiting the generality of the provisions of Section 1 hereof, Aurinia agrees, to the fullest extent permitted by law, to indemnify and save the Executive harmless from and against any and all costs, charges, expenses, fees and liabilities arising by operation of statute and incurred by or imposed upon the Executive in relation to the affairs of Aurinia or of any subsidiary or affiliate of Aurinia or a body corporate in which Aurinia is or was a shareholder or creditor in the Executive's capacity as director or officer thereof, including but not limited to, all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal.

3.    Taxation Indemnity

Without limiting the generality of the provisions of Sections 1 or 2 hereof, Aurinia agrees that the payment of any indemnity to or reimbursement of the Executive hereunder shall include any amount the Executive may be required to pay on account of applicable income or goods or services taxes arising out of the payment of such indemnity or reimbursement, without regard to any deductions, offsets, or adjustments.

4.    Partial Indemnification

If the Executive is determined to be entitled under any provisions of this Agreement to indemnification by Aurinia for some or a portion of the costs, charges, expenses, fees, damages or liabilities incurred in respect of any Claim but not for the total amount thereof, Aurinia shall nevertheless indemnify the Executive for the portion thereof to which the Executive is determined by a Court of competent jurisdiction to be entitled.

5.    No Presumption as to Absence of Good Faith

The determination of any Claim by judgment, order, settlement or conviction, or upon a plea of "nolo contendere" or its equivalent, shall not, of itself, create any presumption for the purposes of this Agreement that the Executive did not act honestly and in good faith with a view to the best interests of Aurinia or any subsidiary, as the case may be, or, in the case of a criminal or administrative action or proceeding, that he did not have reasonable grounds for believing that his conduct was lawful (unless the judgment or order of the Court specifically finds otherwise) or that the Executive had committed wilful neglect or gross default.

6.    Determination of Right to Indemnification

If the payment of an indemnity hereunder requires the approval of a Court, under the provisions of the ABCA or otherwise, either Aurinia or the Executive may apply to a Court of competent jurisdiction for an order approving such indemnity by Aurinia of the Executive pursuant to this Agreement.

7.    Pre-payment of Expenses

Costs, charges, expenses and fees incurred by the Executive in investigating, defending, appealing, preparing for, providing evidence in, instructing and receiving the advice of his counsel in regard to any Claim or other matter for which the Executive may be entitled to an indemnity or reimbursement hereunder, shall, at the request of the Executive, be paid or reimbursed by Aurinia in advance or forthwith upon such amount being due and payable, it being understood and agreed that, in the event it is ultimately finally determined (after giving effect to any applicable appeal) by a Court of competent jurisdiction that the Executive was not entitled to be so indemnified, or was not entitled to be fully so indemnified, that the Executive shall indemnify and hold harmless Aurinia, for such amount, or the appropriate portion thereof, so paid or reimbursed.

8.    Other Rights and Remedies Unaffected

The indemnification and payment provided in this Agreement shall not derogate from or exclude any rights to which the Executive may be entitled under any provision of the ABCA or otherwise at law, the Articles or by-laws of Aurinia or any subsidiary or affiliate of Aurinia or other body corporate of which Aurinia is a shareholder or creditor, this Agreement, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of Aurinia, or otherwise, both as to matters arising out of his capacity as a director and/or officer of Aurinia or a subsidiary or affiliate of Aurinia or a body corporate in which Aurinia is or was a shareholder or creditor, or as to matters arising out of any other capacity in which the Executive may act for or on behalf of Aurinia.

9.    Insurance

Subject to availability at a reasonable cost to Aurinia, Aurinia shall, at its cost, purchase and maintain standard directors' and officers' liability insurance for the benefit of the Executive against any liability incurred by him,

(a)    in his capacity as a director or officer of Aurinia, except where the liability relates to his failure to act honestly and in good faith with a view to the best interest of Aurinia, or

(b)    in his capacity as a director or officer of a subsidiary or affiliate or another body corporate where he acts or acted in that capacity at the request of Aurinia, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of that body corporate.

10.    Notices of the Proceedings

The Executive shall give reasonable notice, in writing, to Aurinia upon his being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving Aurinia or the Executive, and Aurinia agrees to notify the Executive, in writing, forthwith upon it or any of its subsidiaries or affiliates being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Executive.

11.    Aurinia and Executive to Cooperate

Aurinia and the Executive shall, from time to time, provide such information and cooperation to the other as the other may reasonably request, in respect of all matters hereunder.

12.    Effective Timing

This Agreement shall be deemed to have effect as and from the first date that the Executive became a director and/or officer of Aurinia or of any subsidiary or affiliate of Aurinia or a body corporate in which Aurinia is or was a shareholder or creditor.

13.    Extensions, Modifications

This Agreement is absolute and unconditional and the obligations of Aurinia shall not be affected, discharged, impaired, mitigated or released by the extension of time, indulgence or modification which the Executive may extend or make with any person regarding any Claim against the Executive in connection with his duty as director or officer of Aurinia or any subsidiary or affiliate of Aurinia or in respect of any liability incurred by him as a director or officer of Aurinia or any subsidiary or affiliate of Aurinia or a body corporate in which Aurinia is or was a shareholder or creditor.

14.    Insolvency

The liability of Aurinia under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Executive in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

15.    Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

16.    Modification

No modification of this Agreement shall be valid unless the same is in writing and signed by Aurinia and the Executive.

17.    Termination

The obligations of Aurinia shall not terminate or be released upon the Executive ceasing to act as a director or officer of Aurinia or any subsidiary or affiliate of Aurinia at any time or times. Aurinia's obligations may be terminated or released only by a written instrument executed by the Executive.

18.    Notices

Any notice to be given by one party to the other shall be sufficient if delivered by hand, deposited in any Post Office in Canada, registered, postage prepaid, or sent by means of electronic transmission (in which case any message so transmitted shall be immediately confirmed in writing and mailed as provided above), addressed, as the case may be:

(a)    To:     Aurinia Pharmaceuticals Inc.
#1203 – 4464 Markham Street
Victoria, BC V8Z 7X8

(b)    To the Executive:

(Fill in Name and address)

or at such other address of which notice is given by the parties pursuant to the provisions of this section. Such notice shall be deemed to have been received when delivered, if delivered, and if mailed, on the fifth business day (exclusive of Saturdays, Sundays and statutory holidays) after the date of mailing. Any notice sent by means of electronic transmission shall be deemed to have been given and received on the day it is transmitted, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the next business day following. In case of an interruption of the postal service, all notices or other communications shall be delivered or sent by means of electronic transmission as provided above, except that it shall not be necessary to confirm in writing and mail any notice electronically transmitted.

19.    Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and all disputes arising under this Agreement shall be referred to and the parties hereto irrevocably attorn to the jurisdiction of the Courts of Alberta.

20.    Further Assurances

Aurinia and the Executive agree that they shall do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Executive the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement.

21.    Interpretation

Wherever the singular or masculine are used in this Agreement, the same shall be construed as meaning the plural or the feminine or body corporate, and whenever the plural is used in this Agreement the same shall be construed as meaning the singular.

22.    Invalid Terms Severable

If any term, clause or provision of this agreement shall be held to be invalid or contrary to law, the validity of any other term, clause or provision shall not be affected and such invalid term, clause or provision shall be considered severable.

23.    Binding Effect

All of the agreements, conditions and terms of this agreement shall extend to and be binding upon Aurinia and its successors and assigns and shall enure to the benefit of and may be enforced by the Executive and his heirs, executors, administrators and other legal representatives, successors and assigns.

24.    Independent Legal Advice

The Executive acknowledges that he has been advised to obtain independent legal advice with respect to entering into this Agreement, that he has obtained such independent legal advice or has expressly waived such advice, and that he is entering into this Agreement with full knowledge of the contents hereof, of his own free will and with full capacity and authority to do so.

25.    Power and Authority of Aurinia

Aurinia represents and warrants to the Executive that this Agreement, when executed and delivered by Aurinia, will constitute a legal, valid and binding obligation of Aurinia and subject to the provisions under the ABCA and to any approval of the Court required thereunder, this Agreement and the obligations hereunder are enforceable against Aurinia in accordance with the terms hereof and that the execution and delivery of this Agreement and the performance thereof by Aurinia has been duly and properly authorized by all necessary corporate action.

26.    Legal Fees

In the event that any action is instituted by the Executive under this Agreement to enforce or interpret any terms hereof, the Executive shall be entitled to be paid all Court costs and expenses, including reasonable legal fees on a solicitor and own client full indemnity basis, incurred by the Executive with respect to such action, unless as part of such action, the Court of competent jurisdiction determines that the assertions made by the Executive as a basis for such action are not made in good faith or were frivolous.

IN WITNESS WHEREOF Aurinia and the Executive have hereunto set their hands and seals effective as of the day and year first above written.

AURINIA PHARMACEUTICALS INC.

Per:
    Peter Greenleaf
    Chief Executive Officer

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